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                                                                    Exhibit 10.1

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

          This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of December 28, 2007, by and between Nova Holdings, LLC, a limited liability company organized under the laws of the State of Delaware ("Seller"), and IDEX Corporation, a corporation organized under the laws of the State of Delaware ("Buyer"). Certain terms used but not defined in this Amendment have the respective meanings ascribed to such terms in the Agreement (as defined below).

          WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement on November 13, 2007 (the "Agreement") pursuant to which Seller desires to sell to Buyer and Buyer desires to purchase from Seller all the issued and outstanding capital stock of Nova Technologies Corporation, a corporation organized under the laws of the State of Delaware; and

          WHEREAS, Seller and Buyer desire to amend certain aspects of the Agreement as set forth herein.

          NOW THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     SECTION 1.1. BASE WORKING CAPITAL. The definition of "Base Working Capital" set forth in the Agreement is hereby amended and restated in its entirety to read as follows:

               "(a) "Base Working Capital" means $ 19,200,000."

     SECTION 1.2. CASH. The definition of "Cash" set forth in the Agreement is hereby amended and restated in its entirety to read as follows:

               "(o) "Cash" means (i) the cash held in deposit accounts, including money market accounts (plus an amount equal to the aggregate sum of any uncashed checks or EFT transfers to be deposited in such deposit accounts and less an amount equal to the aggregate sum of any outstanding uncashed checks or EFT transfers drawn on all such deposit accounts), of the Company and its Subsidiaries, (ii) cash equivalents (including marketable securities) held by the Company and its Subsidiaries, (iii) any "restricted" cash or cash deposits held by third parties in support of obligations comprising Indebtedness for purposes of this Agreement and (iv) any "restricted" cash supporting undrawn letters of credit issued in connection with payment, performance or other similar bonds."

     SECTION 1.3. PERMITTED ENCUMBRANCES. The definition of "Permitted Encumbrances" set forth in the Agreement is hereby amended and restated in its entirety to read as follows:

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               "(eeee)" "Permitted Encumbrances" means (i) liens for Taxes or other governmental charges, assessments or levies that are not delinquent or are being disputed in good faith, (ii) landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar liens arising or incurred in the ordinary course of business that do not materially detract from the value of the property encumbered thereby, but solely to the extent there exists an accrual therefore on the Base Balance Sheet or, if incurred after the date of the Base Balance Sheet, there exists an accrual therefore in the determination of Current Liabilities in connection with the final resolution of Closing Net Working Capital pursuant to Section 1.6 hereof, (iii) with respect to real property only, minor imperfections of title, conditions, easements and reservations of rights, including easements and reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, encroachments, covenants and restrictions and (iv) any liens or security interests securing Closing Indebtedness to the extent such Closing Indebtedness will be repaid by Buyer on the Business Day immediately following the Closing pursuant to Section 1.5. Except as expressly provided in the preceding clause (iv), any lien for Indebtedness as of the Closing will not be deemed to be a Permitted Encumbrance."

     SECTION 1.4. ESCROW AMOUNT. The definition of "Escrow Amount" set forth in the Agreement is hereby amended and restated in its entirety to read as follows:

          "(ww) "Escrow Amount" means $12,500,000."

     SECTION 1.5. ESCROW AGREEMENT. Exhibit A to the Agreement is hereby amended and restated by substituting Attachment A to this Amendment for the existing Exhibit A to the Agreement.

     SECTION 1.6. PROMISSORY Note. The Agreement is hereby amended to attach as Exhibit A-1 thereto the form of promissory note attached hereto as Attachment B.

     SECTION 1.7. CLOSING. Sections 1.4 and 1.5 of the Agreement are amended and restated in their entirety to read as follows:

          "SECTION 1.4 CLOSING. The Closing shall be held at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, at, and shall be deemed to be effective as of, 4:00 a.m. local time on January 1, 2008 if all of the conditions set forth in Article V have been satisfied or waived (other than those conditions which by their nature are to be satisfied at the Closing). The effective date of the Closing is referred to herein as the "Closing Date." On the day immediately prior to the Closing Date, Buyer shall deposit with Wells Fargo Bank, N.A. (the "Escrow Agent"), as the escrow agent under the Escrow Agreement, the Estimated Purchase Price, by wire transfer of immediately available funds to the account or accounts previously specified in writing by the Escrow Agent, such amount to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement."

          "SECTION 1.5 CERTAIN PAYMENTS AND DELIVERABLES.

               (a) At the Closing, Seller and Buyer will deliver to one another letters of direction acknowledging the effective date of the Closing and directing that any documents to be delivered to the other party and held in escrow be released.


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               (b) At the Closing, (i) Buyer shall deliver to Seller a
     promissory note in the form of Exhibit A-1 in a principal amount equal to
     (A) the Estimated Purchase Price less (B) the Escrow Amount, and (ii) Seller shall deliver stock powers duly executed in blank, and permitting Buyer to record the transfer of the Subject Shares to Buyer or its nominee upon receipt of the stock certificate(s) evidencing the Subject Shares (it being understood that such certificate(s) are currently held by Seller's lender).

               (c) On the first Business Day after the Closing, Buyer shall:

                         (i) pay to each Creditor, an amount equal to such
               Creditor's respective portion of the Closing Indebtedness (and in the event that the Closing is effective as of 4:00 a.m. (Boston, Massachusetts time) on January 1, 2008 plus any accrued interest from and after the close of business on the day immediately preceding the Closing until such amount is actually paid) in full satisfaction thereof and as necessary to cause the release, in connection with such repayment, of any security interest, mortgage, pledge, lien, conditional sale agreement, security title, right of first refusal, right of first offer, preemptive right or other encumbrance, restriction or charge of any nature (collectively, "Encumbrances") securing such Indebtedness as set forth in such Creditor's Payoff Letter; and

                         (iii) pay to each Person to whom the Company or any of
               its Subsidiaries owes a Company Transaction Expense the amount of such Company Transaction Expense as set forth in such Person's Invoice."

               (d) On the first Business Day after Closing, Seller shall deliver or cause to be delivered to Buyer or its Representatives stock certificate(s) evidencing all of the Subject Shares.

     SECTION 1.8. AUDITED CLOSING FINANCIAL STATEMENTS. Section 4.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "SECTION 4.13. AUDITED CLOSING FINANCIAL STATEMENTS. As soon as reasonably practicable following the Closing Date, but in no event later than ninety (90) days following the Closing Date, Seller shall cause, at its expense, to have prepared and delivered to Buyer an audited consolidated balance sheet of the Company as of the close of business on the day immediately prior to the Closing Date, as well as audited consolidated statements of operations, cash flows and stockholders' equity for the period beginning January 1, 2007 and ending on the close of business on the day immediately prior to the Closing Date (the "Audited Closing Financial Statements"), accompanied by an audit opinion of KPMG LLP. Buyer shall use commercially reasonable efforts to assist Seller and KPMG LLP and shall cooperate fully and promptly with Seller and KPMG LLP by providing information and providing assistance as Seller or KPMG LLP may reasonably request in connection with the preparation of the Audited Closing Financial Statements. Seller shall permit KPMG LLP to consult with the independent auditors of Buyer in the preparation of the Audited Closing Financial Statements and to consider in good faith any recommendations made by Buyer's independent auditors in respect thereto. The Audited Closing Financial Statements shall fairly present, in conformity with GAAP applied on a consistent basis, the consolidated financial position of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations, cash flows and stockholders' equity


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     of the Company and its Subsidiaries for the periods then ended (subject to normal and recurring year-end adjustments that are not, individually or in the aggregate, material in magnitude) and shall comply with the applicable requirements of the Securities Act (and the related rules and regulations) and the applicable requirements of the Exchange Act (and the related rules and regulations). At such time as KPMG LLP delivers the Audited Closing Financial Statements and its work papers with respect thereto to Seller, Seller shall provide copies of such Audited Closing Financial Statements and work papers to Buyer."

     SECTION 1.9. CLOSING CONDITIONS. Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

     "SECTION 5.2. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions (each of which is provided for the exclusive benefit of Buyer and may be waived by it in whole or in part in its sole discretion):

               (a) All covenants contained in this Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects.

               (b) Subject to Section 4.8, (i) each of the representations and warranties of Seller contained in Article II that is qualified by "materiality" or "Material Adverse Effect" or other similar materiality qualifications shall be true and correct in all respects as of the date of this Agreement and as of December 26, 2007 as though made on and as of December 26, 2007 (except for those representations and warranties set forth in Sections 2.1, 2.2 and 2.3, which shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing
     Date), except for such representations and warranties that address matters only as of a particular date, which shall remain true and correct in all respects as of such date, and (ii) each of the representations and warranties of Seller contained in Article II that is not qualified by "materiality" or "Material Adverse Effect" or other similar materiality qualifications shall be true and correct in all material respects as of the date of this Agreement and as of December 26, 2007 as though made on and as of December 26, 2007 (except for those representations and warranties set forth in Sections 2.1, 2.2 and 2.3, which shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing
     Date), except for such representations and warranties that address matters only as of a particular date, which shall remain true and correct in all material respects as of such date.

               (c) No Governmental Authority or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, writ, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the sale and purchase of the Subject Shares pursuant to the terms of this Agreement illegal or otherwise prohibiting consummation of the sale and purchase of the Subject Shares.

               (d) The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated (and there shall not be in effect any voluntary agreement between Buyer and the FTC or the DOJ pursuant to which Buyer has agreed not to consummate the


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     transactions contemplated by this Agreement for any period of time), and any similar waiting period under any applicable foreign antitrust law or regulation or other Legal Requirement shall have expired or been terminated.

               (e) Subject to Section 4.8, since the date of this Agreement and through December 26, 2007, there shall not have occurred any Material Adverse Effect.

               (f) Each of the Consents set forth in Schedule 5.2(f) shall have been obtained in form and substance reasonably satisfactory to Buyer and shall be in full force and effect.

               (g) There shall not be pending or threatened any Legal Proceeding by any Governmental Authority: (a) challenging or seeking to restrain or prohibit the consummation of the sale and purchase of the Subject Shares;
     (b) relating to the transactions contemplated by this Agreement and seeking to obtain from Buyer, the Company or any of its Subsidiaries, any damages or other relief that may be material to Buyer, the Company or any of its Subsidiaries; (c) seeking to prohibit or limit in any material respect Buyer's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the Subject Shares; (d) that has had or would reasonably be expected to have a material adverse effect on the right of Buyer, the Company or any of its Subsidiaries to own the assets or operate the business of the Company or any of its Subsidiaries; or (e) seeking to compel Buyer, the Company or any of its Subsidiaries to dispose of or hold separate any material assets as a result of any of the transactions contemplated by this Agreement.

               (h) All Contracts between the Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates or Subsidiaries (other than the Company and its Subsidiaries and their respective employees in their capacity as such), on the other hand, shall have been terminated.

               (i) Buyer shall have received the following agreements and documents, each of which shall be in full force and effect (subject to Buyer's execution and delivery of the same, to the extent applicable):

                         (i) the Escrow Agreement, executed by Seller and the
               Escrow Agent;

                         (ii) the Condor Agreements, executed by Condor and Alan
               Petroff, as applicable;

                         (iii) a consulting agreement, in the form attached
               hereto as Exhibit C, executed by Jim Barbookles;

                         (iv) employment agreements, in the form attached hereto
               as Exhibit D, executed by each of the individuals identified on
               Schedule 5.2(i)(iv) (the "Key Employees");

                         (v) general releases, in the form attached hereto as
               Exhibit E, executed by each of the Persons identified on Schedule 5.2(i)(v);


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                         (vi) noncompetition agreements, in the form attached
               hereto as Exhibit F, executed by each of the Persons identified on Schedule 5.2(i)(vi);

                         (vii) noncompetition agreements, in the form attached
               hereto as Exhibit G, executed by each of the Persons identified on Schedule 5.2(i)(vii);

                         (viii) written resignations of each of the members of
               the board of directors of the Company, each such resignation to be effective as of the Closing;

                         (ix) a legal opinion, in the form attached hereto as
               Exhibit H, from Goodwin Procter LLP, legal counsel to Seller;

                         (x) a certificate executed on behalf of Seller by its
               Chief Executive Officer and its Chief Financial Officer (the "Seller Closing Certificate") and containing representations and warranties of Seller (A) to the effect that the conditions set forth in Sections 5.2(a), 5.2(b), 5.2(e) and 5.2(j) have been duly satisfied, (B) specifying the total amount of the Closing Indebtedness (and attaching thereto an accurate and complete copy of each Payoff Letter not previously delivered to Buyer), and (C) specifying the total amount of the Company Transaction Expenses (and attaching thereto an accurate and complete copy of each Invoice not previously delivered to Buyer); and

                         (xi) such forms and certificates, duly executed and
               acknowledged, in form and substance reasonably satisfactory to Buyer, certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

               (j) As of immediately prior to the Closing, each of the Key Employees shall remain employed by the Company or one of its Subsidiaries and shall not have provided any notice of such Key Employee's intention to terminate such employment following the Closing."

     SECTION 1.10. TERMINATION. Section 7.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

               "(d) subject to Section 4.8, by Buyer, upon written notice to Seller, if there has occurred a Material Adverse Effect on or prior to December 26, 2007;"

     SECTION 1.11. MISCELLANEOUS.

               (a) Except as specifically provided for in this Amendment, the terms of Purchase Agreement shall be unmodified and shall remain in full force and effect.

               (b) This Amendment, together with the Attachments hereto constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof, other than the Agreement.


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               (c) Except as expressly permitted by the terms hereof, neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may transfer or assign its rights and obligations under this Amendment, in whole or from time to time in part, to (i) one or more of its Affiliates at any time and (ii) after the Closing Date, to any Person; provided that such transfer or assignment shall not relieve Buyer of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Buyer.

               (d) This Amendment will be governed by, and construed in accordance with, the internal laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

               (e) The parties hereto are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Amendment or any agreement or instrument executed in connection herewith, and therefore waive their effects.

               (f) This Amendment (a) shall be binding upon and inure to the benefits of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person any rights or remedies hereunder and (b) may be executed in two or more counterparts which together shall constitute a single agreement. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect, and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Amendment were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Amendment and to enforce specifically the terms and provisions hereof in the Chosen Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Time is of the essence with respect to the performance of this Amendment.

               (g) If any provision of this Amendment or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Amendment, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Amendment are agreed to be severable.

               (h) Notwithstanding anything contained herein to the contrary, in the event that the Closing does not occur effective as of 4:00 a.m. (Boston, Massachusetts time) on January 1, 2008, Sections 1.3, 1.4, 1.5, 1.6, 1.7, 1.9 and 1.10 of this Amendment shall be deemed null and void, such that the provisions of the Agreement proposed to be amended by such Sections shall not be so amended and with such provisions being restored as originally set forth in the Agreement, unmodified and in full force and effect.


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                  [Remainder of page intentionally left blank.]


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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Stock Purchase Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        BUYER:

                                        IDEX CORPORATION


                                        By: /s/ Frank J. Notaro
                                            ------------------------------------
                                        Name: Frank J. Notaro
                                        Title: Vice President


                                        SELLER:

                                        NOVA HOLDINGS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Stock Purchase Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        BUYER:

                                        IDEX CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        SELLER:

                                        NOVA HOLDINGS, LLC


                                        By: /s/ James Barbookles
                                            ------------------------------------
                                        Name: James Barbookles
                                        Title: CHAIRMAN /CEO

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                                  ATTACHMENT A

                                ESCROW AGREEMENT

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                                  ATTACHMENT B

                                 PROMISSORY NOTE